EXHIBIT 10.3

AMENDMENT ONE TO CONSULTING SERVICES AGREEMENT

This Amendment One (“Amendment One”) to the Consulting Services Agreement is made as of this 23rd day of September, 2019, by and between Allied Esports Entertainment, Inc. (“Company”), and Black Ridge Oil & Gas, Inc. (“Consultant”) (collectively referred to as the “Parties”).

WHEREAS, the Parties hereto entered into a Consulting Services Agreement dated as of August 9, 2019 (the “Original Agreement”), as amended by certain amendments (collectively, the “Agreement”); and

WHEREAS, Company desires to utilize the financial expertise of Ken DeCubellis (“DeCubellis”), current Company CFO, in a consulting arrangement under the Original Agreement commencing on August 9, 2019, and continuing after DeCubellis’ planned resignation as AESE CFO on September 24, 2019, through December 31, 2019.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.           Services (§ 1. 1). DeCubellis will be added to the list of employees providing Services to the Company under the Original Agreement. Schedule I is revised accordingly and is attached hereto and incorporated herein.

3.           Performance Obligations (§ 2.2). Given the addition of DeCubellis to the Consultant's team, the Consulting Fee will be adjusted to reflect the addition of a Twenty Five Thousand Dollar ($25,000) monthly rate with corresponding Schedule II expenses (pro-rated for the partial month of August). Schedule II is revised accordingly and is attached hereto and incorporated herein. Consultant agrees, and shall cause its team members to agree, to not disparage Company or its affiliates, officers, directors or employees (“Company Entities”), or otherwise damage the goodwill or reputation of any Company Entities in any way during or after the Term.

4.           Counterparts. This Amendment One may be executed in one or more counterparts, each of which shall be deemed an original. deemed originals. Facsimile or electronic signatures shall be

5.            No Other Changes. Except as otherwise set forth herein, no other changes, amendments or modifications are made to the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment Eight as of the date and year first written above.

Allied Esports Entertainment, Inc. (“Company”)	Black Ridge Oil & Gas, Inc. (“Consultant”)

By: /s/ Allison Hushek	By: /s/ Kenneth DeCubellis
Name: Allison Hushek	Name: Kenneth DeCubellis
Designation: General Counsel	Designation: CEO

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SCHEDULE I

SERVICES

Services will be provided as requested by Company, including the following potential items:

•	Assist in financial public reporting projects
•	Assist in the preparation and update of Revenue and Expense Forecasts as needed
•	Assist in the preparation of Quarterly Financial Reports
•	Assist in preparation of Financial Statements
•	Assist in financing transactions
•	Assist in strategic partnership negotiations and execution
•	Assist in investor relations communication and outreach

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SCHEDULE II

Expense	* August	September	October	November	December	5 month total	Description
Salaries	42,212.71	70,599.24	70,599.24	93,398.86	75,159.16	351,969.21	Office Salary
Payroll Taxes/workers comp	2,047.62	3,582.56	4,072.56	5,339.84	3,940.82	18,983.39	Payroll Taxes
Benefits	7,944.84	10,396.00	11,195.00	10,301.86	10,301.86	50,139.56	Employee Health and Dental Insurance, HSA
Rent, Phone, Cloud	5,301.29	7,470.00	7,470.00	7,470.00	7,470.00	35,181.29	Rent, Firewall, server, Email services, cable, internet, phone, voicemail, cell phones
General Office	1,827.31	1,897.43	2,701.86	1,897.43	1,997.43	10,321.46	copier, copier lease, paper, staples, ink, envelopes, pens, pencils, etc.
	59,333.76	93,945.23	96,038.66	118,407.99	98,869.27	466,594.91

This agreement does not include travel, lodging or meals. It is assumed those payments will be paid directly by the company.

* Note: August payments has been adjusted to reflect the expenses from August 10TH to the end of the month.

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